UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 27, 2014
(Date of earliest event reported)

VITACOST.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34468 (Commission File No.)	37-1333024 (IRS Employer Identification No.)

5400 Broken Sound Blvd. NW – Suite 500

Boca Raton, Florida 33487-3521
(Address of Principal Executive Offices)

(561) 982-4180
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On February 27, 2014, Vitacost.com, Inc. (the “Company”) issued a press release containing its financial results for the three months and year ended December 31, 2013. The press release is furnished as Exhibit 99.1 to this Form 8-K.

The information under Item 2.02 and in Exhibit 99.1 of this Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 2.02 and in Exhibit 99.1 of this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01     Other Events

On February 27, 2014, the Company also issued a press release announcing that it engaged Jefferies LLC in December 2013 to assist the Company in exploring and evaluating strategic alternatives that may be available to the Company in order to maximize stockholder value.

The press release is filed as Exhibit 99.2 to this Form 8-K.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

99.1 Press Release dated February 27, 2014, announcing financial results for the three months and year ended December 31, 2013.

99.2 Press Release dated February 27, 2014, announcing engagement of Jeffries LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     February 27, 2014

VITACOST.COM, INC.

By:	/s/ Mary L. Marbach
Name:	Mary L. Marbach
Title:	Chief Legal Officer and Corporate Secretary